                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 7, 2001

To Our Shareholders:

  The Annual Meeting of shareholders of Friedman, Billings, Ramsey Group, Inc. (the "Company") will be held at the Park Hyatt Washington Hotel, 1201 24th St. N.W., Washington, D.C., on Thursday, June 7, 2001, at 10:00 a.m., to vote on the following:

  1. The election of the six directors of the Company;

  2. The approval of the FBR Key Employee Incentive Plan;

  3. The approval of the FBR Non-Employee Director Stock Compensation Plan;

  4. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 2001; and

  5. The transaction of such other business as may properly come before the meeting.

  The Record Date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is April 12, 2001. This Notice, the attached Proxy Statement and the enclosed form of proxy for the meeting are first being sent to shareholders on or about April 30, 2001. A list of shareholders will be available at the meeting and for ten days prior to the meeting at the Company's offices, 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209.

                                     By Order of the Board of Directors,


                                     Mary A. Sheehan
                                     Corporate Secretary

April 30, 2001


                            YOUR VOTE IS IMPORTANT

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                    GENERAL

  The Board of Directors of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the "Company") is soliciting proxies to be used at your Annual Meeting to vote on the matters described in the Notice of Annual Meeting. The term "FBR", as used herein, refers to the Company and its predecessors, which were first formed in 1989.

                         VOTING AND OUTSTANDING SHARES

  Holders of record of Class A Common Stock and holders of record of Class B Common Stock on April 12, 2001, the Record Date, may vote at the Annual Meeting. On the Record Date, 17,006,941 shares of Class A Common Stock and 32,450,529 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock and to three votes for each share of Class B Common Stock held on the Record Date. Holders of Class A Common Stock and Class B Common Stock vote together without regard to class on the matters that will come before the Annual Meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee of $5,500 and reimbursement of out-of-pocket expenses, all of which will be paid by the Company. The Company will also reimburse banks, brokers and other nominees in whose names shares are registered for out-of-pocket expenses incurred by them to furnish this Proxy Statement and related materials concerning the Annual Meeting to beneficial owners.

  If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the Key Employee Incentive Plan and the Non-Employee Director Stock Compensation Plan and as to the selection of independent auditors.

  If your proxy card does not specify how you want to vote your shares, they will be voted "for" the election of all nominees for director, "for" the approval of the Key Employee Incentive Plan, "for" the approval of the Non-Employee Director Stock Compensation Plan, and "for" ratification of the selection of Arthur Andersen LLP as independent auditors.

  You may revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting.

  A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. The election of directors requires a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting. The approval of the Key Employee Incentive Plan and the Non-Employee Director Stock Compensation Plan and the ratification of the selection of independent auditors each requires a majority of the votes that could be cast by the shares that are present in person or represented by proxy at the Annual Meeting.

  The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any of the items (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

  The Company does not know of any other matter to be presented at the Annual Meeting. Under the Company's Bylaws, no business other than that stated in the Notice of Annual Meeting of Shareholders may be transacted at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                              SECURITY OWNERSHIP

Security Ownership of Management

  The information below shows, as of April 12, 2001, the number of shares of Class A and Class B Common Stock beneficially owned by each director and director nominee, by the Chairman and Co-Chief Executive Officer and the next four highest compensated executive officers ("Named Executive Officers"), and by the directors and executive officers of the Company as a group.

  Each share of Class B Common Stock has three votes.

  The following table shows the shares of Class A Common Stock and Class B Common Stock, and shares of Class A Common Stock underlying options exercisable within 60 days, in which the Named Executive Officers and directors have the sole economic interest and provides the same information for all executive officers and directors as a group.

                                                                                Shares
                                                                              Acquirable   Percent
                          Shares of    Percent of   Shares of    Percent of   within 60    of All
                           Class A      Class A      Class B      Class B        Days      Common
                         Common Stock Common Stock Common Stock Common Stock (all Class A)  Stock
          Name           ------------ ------------ ------------ ------------ ------------  -------
Emanuel J. Friedman.....  1,000,000       5.88%      9,517,100     29.33%         --        21.26%
 Chairman and Co-Chief
 Executive Officer
Eric F. Billings........    450,000       2.65%      8,119,140     25.02%         --        17.33%
 Vice Chairman and Co-
 Chief Executive Officer
W. Russell Ramsey.......      --           --        5,854,829     18.04%         --        11.83%
 President and Co-Chief
 Executive Officer
Robert S. Smith.........      8,865        *            --           --        109,166        *
 Chief Operating Officer
Kurt R. Harrington......     13,450        *            --           --         37,574        *
 Chief Financial Officer
Daniel J. Altobello.....      --           --           --           --         10,000        *
 Director
Wallace L. Timmeny......      3,000        *            --           --         29,000        *
 Director
Mark R. Warner..........      --           --           --           --         29,000        *
 Director
All executive officers
 and directors as a
 group
 (9 persons)............  1,484,523       8.73%     23,491,069     72.39%      223,406      50.72%

--------
*  Less than one percent

Security Ownership of Certain Beneficial Owners

  The table below is based on information available to the Company, including shareholder filings with the Securities and Exchange Commission ("SEC"), and shows beneficial ownership of more than 5 percent of the Company's Class A Common Stock as of December 31, 2000.

                                                                                                 Percent
                                                 Sole     Shared      Sole      Shared   Percent of All
  Title of                                      Voting    Voting   Investment Investment   of    Common
    Class             Beneficial Owner           Power     Power     Power      Power     Class   Stock
  --------     ------------------------------- --------- --------- ---------- ---------- ------- -------
Class A        PNC Investment Corp. (1)        2,428,086    --     2,428,086      --      14.74%  4.92%
 Common Stock   222 Delaware Avenue
                Wilmington, DE 19899
Class A        West Highland Capital, Inc. (2)    --     2,450,000     --     2,450,000   14.88%  4.96%
 Common Stock   300 Drake's Landing Road
                Suite 290
                Greenbrae, CA 94904
Class A        Dimensional Fund Advisers, Inc. 1,011,500    --     1,011,500      --       6.14%  2.05%
 Common Stock   1299 Ocean Avenue
                11th Floor
                Santa Monica, CA 90401

--------
(1) PNC Investment Corp. is a wholly-owned subsidiary of PNC Holding, LLC, a wholly-owned subsidiary of The PNC Financial Services Group, Inc. (PNC). As described in the Company's Annual Report on Form 10-K, the Company and PNC have a strategic business relationship with respect to selected capital markets and related activities.
(2) West Highland Capital, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported securities. Beneficial ownership of these securities is shared among West Highland Capital, Inc., its controlling person and its client accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's securities with the SEC. During 2000, all of the Company's directors and executive officers filed all reports required by
Section 16(a) on a timely basis.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

  The Board of Directors recommends a vote "for" the nominees named in this proposal.

  Six directors will be elected at the Annual Meeting. All current board members have been nominated for reelection. More information on the nominees is provided below. This information has been given to the Company by the nominees. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until earlier retirement, resignation or removal.

  If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

 Emanuel J. Friedman

  Mr. Friedman, age 55, is Chairman and Co-Chief Executive Officer of the Company. Since co-founding FBR in 1989 he has continuously served as a director. He served as Chairman and Chief Executive Officer from

1989 to 1999 when he assumed his current position. He serves as a director of FBR Asset Investment Corporation. He also manages FBR Ashton, Limited Partnership and FBR Private Equity Fund, L.P. Mr. Friedman founded the Friedman, Billings, Ramsey Foundation, a charitable foundation, in 1993 and currently serves as a director. Mr. Friedman entered the securities industry in 1973 when he joined Legg Mason Wood Walker & Co., Incorporated, and from 1985 until 1989 he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm.

 Eric F. Billings

  Mr. Billings, age 48, is Vice Chairman and Co-Chief Executive Officer of the Company. Since co-founding FBR in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999 when he assumed his current position. He serves as Chairman and Chief Executive Officer and as a director of FBR Asset Investment Corporation. He also manages FBR Weston, Limited Partnership. Mr. Billings entered the securities industry in 1982 when he joined Legg Mason Wood Walker & Co., Inc., and from 1984 until 1989 served as Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm.

 W. Russell Ramsey

  Mr. Ramsey, age 41, is President and Co-Chief Executive Officer of the Company. Since co-founding FBR in 1989, he has continuously served as a director. He served as President and Secretary from 1989 to 1999 when he assumed his current position. Prior to co-founding FBR, Mr. Ramsey served as Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm. In February 2001, the Company announced that Mr. Ramsey would begin focusing primarily on a new technology investment business, in which the Company will be a substantial investor. While he takes on this new effort, Mr. Ramsey will continue as President and Co-Chief Executive Officer of the Company for a transition period expected to last through the end of the year.

 Daniel J. Altobello

  Mr. Altobello, age 60, has served as a director of the Company since June 26, 2000. Since October 1, 2000, Mr. Altobello has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs, and the largest airline catering company in the world. From 1989 to 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation. From 1979 to 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President, Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University, including service as Vice President, Administrative Services. He is a member of the Board of Directors of American Management Systems, Inc., Sodexho Marriott Services, Colorado Prime Foods, Care First, Inc. of which he is non-executive chairman, Care First of Maryland, Inc., MESA Air Group, World Airways, Inc., First Union Realty Trust, an advisory director of Thayer Capital Partners, and a trustee of Loyola Foundation, Inc., Mt. Holyoke College, Suburban Hospital Foundation, Inc., of which he is Chairman, and the Woodstock Theological Center at Georgetown University.

 Wallace L. Timmeny

  Mr. Timmeny, age 63, has served as a director of the Company since December 29, 1997. Mr. Timmeny is a partner in the Washington, D.C. office of Dechert Price & Rhoads, a law firm, which he joined in 1996. From 1984 to 1996, Mr. Timmeny was a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP in Washington, D.C. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. From 1965 to 1979,

Mr. Timmeny was an attorney with the SEC, and ultimately the Deputy Director of the Division of Enforcement of the SEC. Mr. Timmeny and his law firm have provided and are expected to continue to provide legal services to the Company.

 Mark R. Warner

  Mr. Warner, age 46, has served as a director of the Company since December 29, 1997. For more than nine years, Mr. Warner has served as a partner of Columbia Capital, a venture capital firm specializing in communications and information technologies. In 1996, Mr. Warner was the Democratic candidate in the race for U.S. Senate from Virginia. Mr. Warner was Chairman of the Democratic Party of Virginia from 1993 to 1995. Mr. Warner currently serves on the Executive Board of Directors of the Northern Virginia Business Roundtable, and he was founding Chairman of the Virginia Health Care Foundation. Mr. Warner also serves on the Boards of the George Washington University, Virginia Union University and the Virginia Foundation for Independent Colleges.

                            THE BOARD OF DIRECTORS

Meetings

  The Board of Directors held 5 meetings during 2000. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which they serve.

Committees

  The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The members of the Executive Committee are Mr. Friedman, Mr. Billings and Mr. Ramsey. The Committee has authority to act on behalf of the full Board to the full extent permitted by law. The Executive Committee held no meetings in 2000.

  The members of the Audit Committee are Mr. Timmeny, who serves as Chairman of the Committee, Mr. Altobello and Mr. Warner. The Audit Committee assists the Board of Directors in monitoring the Company's financial reporting process, and the independence and performance of the Company's independent auditors. The Board has concluded that each member of the Audit Committee is an "independent" director as defined by the New York Stock Exchange. The Audit Committee held 3 meetings in 2000. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

  The members of the Compensation Committee are Mr. Warner, who serves as Chairman of the Committee, Mr. Altobello and Mr. Timmeny. The Compensation Committee reviews the Company's compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Compensation Committee held 3 meetings in 2000.

Relationships with Directors

  In the ordinary course of business the Company and its subsidiaries may have transactions with corporations or other entities in which its non-employee directors have an interest or serve as executive officers. None of these transactions exceeds 5% of the gross revenues of either the Company or the other corporation or entity.

  Mr. Timmeny and his law firm have, from time to time, provided legal advice to the Company and its subsidiaries and are expected to continue to do so.

                     DIRECTOR AND MANAGEMENT COMPENSATION

Director Compensation

  Each non-employee director receives an annual retainer of $25,000 for service on the Company' Board, a fee of $1,000 for each in-person meeting of the Company's Board or a Committee of the Board, and a fee of $500 for each telephonic meeting of the Company's Board or a Committee of the Board. The Chairman of the Audit Committee receives an additional annual retainer fee of $5,000. Non-employee directors also receive an annual grant of options to purchase 3,000 shares of Class A Common Stock pursuant to the terms of the Non-Employee Director Stock Compensation Plan. No separate compensation is paid to directors who are officers of the Company for their services as directors.

Report On Executive Compensation

  The following Report on Executive Compensation for fiscal year 2000 is submitted by the Compensation Committee of the Board of Directors, which is composed of Company's independent, non-employee directors, Mr. Warner, Chairman, Mr. Altobello and Mr. Timmeny.

 Compensation Paid to Executive Officers

  In 2000, each of FBR's Executive Officers received a base salary and was eligible to receive a cash bonus under the Key Employee Incentive Plan and stock options under the FBR Stock and Annual Incentive Plan.

  Base Salaries. Base salaries were set at a level such that a significant amount of the total possible overall compensation of each Executive Officer was at risk and determined by FBR's overall performance for the year. In the case of the Chief Operating Officer and Chief Financial Officer, the bonus was also determined by the individual's performance. The amount of each base salary was based on competitive factors within FBR's industry and on the contributions and performance of each Executive Officer.

  Annual Bonuses. In 2000, the Compensation Committee established annual bonus criteria for Messrs. Friedman, Billings and Ramsey, the Co-Chief Executive Officers and the persons primarily responsible for the Company's revenue producing activities. It was determined, therefore, that during 2000 the Co-Chief Executive Officers would be eligible under the Key Employee Incentive Plan to share in a bonus pool equal to up to 20% (as opposed to the 30% pool provided by the FBR Stock and Annual Incentive Plan) of the Company's pre-tax income (calculated before payment of their bonuses but after payment of all other bonuses, including all other Executive Officer bonuses).

  Annual bonuses paid under the Key Employee Incentive Plan to those Executive Officers whose duties primarily involve non-revenue producing activities, such as operations, finance and accounting were based on the individual contributions and performance of each such Executive Officer within his respective area of responsibility and on the overall performance of FBR. In the case of the Chief Operating Officer, due to his duties involving cost containment, his annual bonus was also based, in part, on the Company's pre-tax net income.

  Stock Options. Officers and employees of the Company who are responsible for or contribute to the growth and profitability of the business of the Company are eligible to be granted stock options under the FBR Stock and Annual Incentive Plan. Stock options were not granted to the Co-Chief Executive Officers due to the fact that they already own significant amounts of the Company's common stock. Based on their performance, stock options were granted to the other Executive Officers under the FBR Stock and Annual Incentive Plan in order to tie a portion of the value of their compensation to the performance of the Company's stock and to further align their interests with those of shareholders.

  Retirement Benefits. As part of its policy of maintaining a compensation system that is incentive driven, the Company does not provide retirement benefits for its Executive Officers, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code. During 2000, FBR did not match any employee contributions made under that plan.

 2000 Compensation Paid to the Co-Chief Executive Officers

  The Company believes that a significant part of its success has been based on the team management approach of the three Co-Chief Executive Officers who are also the founders of FBR. Accordingly, the compensation plans for each of the Co-Chief Executive Officers were the same.

  In setting the salaries of the Co-Chief Executive Officers, the Compensation Committee considered their historic contributions to the founding of FBR, their central roles in the strategic plans that have formed the basis for FBR's success and their leadership roles within FBR, as well as the policy of placing a significant portion of their total possible compensation at risk based on performance criteria. The base salaries of the Co-Chief Executive Officers did not increase during the four-year period from 1997 through 2000.

  The Co-Chief Executive Officers received an annual bonus for 2000 based on the plan described above with regard to the annual bonus for the Executive Officers.

 2001 Bonus Plan for Co-Chief Executive Officers

  For the year 2001, the Compensation Committee has put in place a new compensation plan for the Company's Co-Chief Executive Officers that will base the bonus or at risk portion of their compensation on their performance in meeting targets for the following factors: revenue, return on equity, and net income. In addition, a portion of the bonus compensation that they will be eligible to receive will be in the form of long-term incentive compensation tied to three-year performance targets for net income and total return to shareholders.

 Tax Considerations

  Section 162(m) of the Internal Revenue Code (the "Code"), generally denies a tax deduction to any publicly-held company for compensation paid to one of the company's five most highly compensated executive officers which exceeds $1 million. Section 162(m) of the Code provides exemptions to this limitation on deductions for compensation that meets certain "performance based" criteria or that is paid pursuant to a plan which was in effect prior to a company's initial public offering. To date, all compensation paid to the Company's five highest paid Executive Officers has been paid pursuant to plans that are exempt from the limitations of Section 162(m). The Company believes that the primary purpose of executive compensation should be to motivate executives to implement the Company's strategic plans in order to increase shareholder value. To the extent that achieving that purpose is consistent with making executive compensation tax deductible pursuant to Section 162 (m) of the Code, it is the Company's intention to grant executive compensation that qualifies for tax deductions.

                                          Respectfully submitted,

                                          Mark R. Warner, Chairman
                                          Daniel J. Altobello
                                          Wallace L. Timmeny

Summary Compensation Table

  The following table shows the compensation for FBR's Chairman and Co-Chief Executive Officer and the next four highest compensated executive officers in the fiscal year ended December 31, 2000.

                                    Annual Compensation                  Long-Term Compensation
                         ------------------------------------------   -----------------------------
Name and Principal                                   Other Annual     Securities Underlying Options
Position                 Year Salary ($) Bonus ($) Compensation ($)            Granted (#)
------------------       ---- ---------- --------- ----------------   -----------------------------
Emanuel J. Friedman..... 2000  600,000   1,853,741         --                        --
 Chairman, Co-Chief
 Executive              1999  600,000   2,000,000         --                        --
 Officer and Director    1998  600,000         --      652,510(1)(2)                 --
Eric F. Billings........ 2000  600,000   1,853,741         --                        --
 Vice Chairman, Co-Chief 1999  600,000   2,000,000         --                        --
 Executive Officer and
 Director               1998  600,000         --      658,714(1)(2)                 --
W. Russell Ramsey....... 2000  600,000   1,853,741         --                        --
 President, Co-Chief
 Executive              1999  600,000   2,000,000         --                        --
 Officer and Director    1998  600,000         --      626,339(1)(2)                 --
Robert S. Smith......... 2000  250,000     859,983         --                    207,970(3)
 Chief Operating Officer 1999  250,000     277,000         --                    200,000
                         1998  150,000     150,000         --                     45,000
Kurt R. Harrington...... 2000  175,000     180,000         --                     15,000(3)
 Chief Financial Officer
  (4)                    1999  125,000      70,000         --                     55,000
                         1998  100,000      75,000         --                     25,000

--------
(1) Compensation earned in 1997 pursuant to compensation programs existing prior to the Company becoming public in 1997, but paid in 1998.
(2) Each of Messrs. Friedman, Billings, and Ramsey received a secured loan of $2 million on September 30, 1998.
(3) Options awarded in January 2001 for performance during fiscal year 2000.
(4) Mr. Harrington was appointed Chief Financial Officer in January 2000. During 1999, Mr. Harrington elected to receive 25,000 options in lieu of a portion of his cash bonus.

Option Grants in Last Fiscal Year

                                                                         Potential
                                      Percent                        Realizable Value
                                     of Total                        at Assumed Annual
                                      Options                         Rates of Stock
                         Number of    Granted  Exercise                    Price
                         Securities     to     or Base               Appreciation for
Name                     Underlying  Employees  Price                 Option Term (2)
----                      Options    in Fiscal   Per     Expiration  -----------------
                         Granted (1)   Year     Share       Date        5%      10%
                         ----------  --------- -------- ------------ -------- --------
Emanuel J. Friedman.....      --        --         --            --       --       --
Eric F. Billings........      --        --         --            --       --       --
W. Russell Ramsey.......      --        --         --            --       --       --
Robert S. Smith.........  207,970        15%    $6.125  Jan. 7, 2006 $351,932 $777,678
Kurt R. Harrington......   15,000         1%    $6.125  Jan. 7, 2006 $ 25,383 $ 56,091

--------
(1) Granted pursuant to the FBR Stock and Annual Incentive Plan. The options will become exercisable ratably over three years. The options were awarded in January 2001 for performance in fiscal year 2000.
(2) This disclosure is mandated by the Securities and Exchange Commission. The values indicated do not represent a prediction by the Company of future prices of the Company's stock.

Fiscal Year-End Option Values


                               Number of Securities
                                    Underlying           Value of Unexercised
                              Unexercised Options at    In-the-Money Options at
Name                           December 31, 2000(1)      December 31, 2000(1)
----                         ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Emanuel J. Friedman.........       --           --           --           --
Eric F. Billings............       --           --           --           --
W. Russell Ramsey...........       --           --           --           --
Robert S. Smith.............   109,166      468,804      $70,383     $200,409
Kurt R. Harrington..........    37,574       83,176      $25,120     $ 39,642

--------
(1) Includes options awarded in January 2001 for performance in fiscal year
    2000.

Audit Committee Report

  The following report is submitted by the Audit Committee of the Board of Directors, which is composed of the Company's independent, non-employee directors, Mr. Timmeny, Chairman, Mr. Altobello and Mr. Warner.

  The Audit Committee assists the Board of Directors in monitoring the Company's financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

  In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors' independence.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Wallace L. Timmeny, Chair
                                          Daniel J. Altobello
                                          Mark R. Warner

Stock Performance Graph

  The following graph compares the change in the cumulative total shareholder return for the Company's Class A Common Stock with the comparable cumulative return of two indexes: the Standard & Poors ("S&P") 500 Stock Index and the FSA Mid-Cap Index published by Financial Service Analytics, Inc.

  The Company's Class A Common Stock first began trading publicly on December 23, 1997, on the New York Stock Exchange. The graph, therefore, assumes $100 invested on December 23, 1997, in the Company's Class A Common Stock and $100 invested at the same time in each of the above mentioned indexes. The comparison assumes that all dividends are reinvested.



Friedman Billing Ramsey Group
                ------------------------------------------
                  FBR          FBR       FSA      S&P 500
                Prices       Indexed  Mid-Cap      Reinv
----------------------------------------------------------
12/23/97        20.50         100       100         100
 Dec-97         17.94          88       103         104
 Jan-98         14.94          73        88         105
 Feb-98         14.94          73        97         112
 Mar-98         16.75          82       101         118
 Apr-98         18.81          92       108         119
 May-98         15.69          77       103         117
 Jun-98         14.44          70       102         122
 Jul-98         13.25          65        97         121
 Aug-98          6.38          31        66         103
 Sep-98          5.31          26        70         110
 Oct-98          5.13          25        73         119
 Nov-98          6.00          29        82         129
 Dec-98          6.50          32        76         133
 Jan-99          6.38          31        72         139
 Feb-99          5.81          28        69         134
 Mar-99          6.69          33        76         140
 Apr-99         14.88          73        90         145
 May-99         10.44          51        89         142
 Jun-99         11.88          58        97         150
 Jul-99          8.75          43        88         145
 Aug-99          6.88          34        84         144
 Sep-99          6.94          34        83         140
 Oct-99          5.19          25        82         149
 Nov-99          5.94          29        78         152
 Dec-99          7.88          38        79         161

                                    ITEM 2.

                 APPROVE THE FBR KEY EMPLOYEE INCENTIVE PLAN.

  The Board of Directors recommends a vote FOR the FBR Key Employee Incentive Plan.

  The FBR Key Employee Incentive Plan ("Key Employee Plan") is intended to provide a vehicle for payment of annual cash or stock bonuses and Performance Units to certain senior executives that are deductible as "performance-based compensation" under Section 162(m) of the Code. Subject to certain exceptions,
Section 162(m) of the Code disallows the deduction of compensation paid to certain senior officers by a publicly held corporation to the extent such compensation exceeds $1 million in a taxable year. One exception provided by
Section 162(m) is for performance-based compensation, and the Key Employee Plan is intended to comply with this exception.

  The Board of Directors recommends that shareholders approve the Key Employee Plan to provide the most tax efficient means available for compensation of senior executives using annual cash or stock awards and Performance Units.

 Description of the Key Employee Plan

  The following summary of the material aspects of the Key Employee Plan is qualified in its entirety by reference to the full text of the Key Employee Plan, a copy of which is set forth as Exhibit B this Proxy Statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Key Employee Plan.

  The Key Employee Plan provides that awards may be made to key employees ("Participants") selected by the Committee. The Participants are intended primarily to be covered employees as defined in Section 162(m) of the Internal Revenue Code ("Code"). Section 162(m) defines the term "covered employee" as any employee, who as of the close of the taxable year, is the chief executive officer of the taxpayer (or is acting in such capacity) or whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four highest compensated officers for the taxable year (other than the chief executive officer).

  The Key Employee Plan is administered by the Compensation Committee of the Board or a subcommittee of the Committee. Each member of the Committee must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code.

  The Committee selects the key employees to be Participants for each Plan Year, with recommendations from the chief executive officer of the Company. To establish the Performance Goals for an award for a Plan Year, the Committee may select among one or more of Performance Criteria. The Committee may select different Performance Criteria and Performance Goals for different Participants. The Committee must act within the required time frames under
Section 162(m) of the Code to select the Participants and establish the Performance Goals for a Plan Year.

  The Committee may chose from the following Performance Criteria: revenue, revenue growth; earnings per share (including or excluding nonrecurring items and/or extraordinary items); return on equity; stock price; net income (including or excluding nonrecurring items and/or extraordinary items), cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; free cash flow; return on assets; return on capital employed; return on investment; or total return to shareholders. The Performance Goals may relate to the Company or to a line of business or subsidiary.

  In addition to annual bonuses, the Plan allows the award of Performance Units. A Performance Unit has a value equal to a share of the Company's common stock. An award of Performance Units is subject to the achievement of Performance Goals based on one or more Performance Criteria. The Performance Goals may be measured based on performance for more than one Plan Year. If the Performance Goals are met, a Performance Unit is paid in cash.

  The Committee may reduce the amount of an award or eliminate entirely payment of an award upon the recommendation of the chief executive officer (for officers other than the chief executive officer). In no event may the amount paid to a Participant under an award for a Plan Year be in excess of $15,000,000. Awards are not transferable. If a Participant dies and is subsequently entitled to receive an award, the award will be paid to the Participant's estate.

  An award will be payable in common stock, cash or a combination of stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the award is paid. Any payments in common stock will be made under the FBR Stock and Annual Incentive Plan. The Committee may permit Participants to elect to defer the payment of awards. The Key Employee Plan will be unfunded, and Participants will be general creditors of the Company.

  The Board may amend, modify or terminate the Key Employee Plan in any respect at any time, except that no amendment may change the maximum benefits payable without shareholder approval if required in order to comply with the performance-based compensation exception under Section 162(m) of the Code. A termination or amendment of the Key Employee Plan may not adversely affect the rights of a Participant under an award previously granted without his or her consent. The Key Employee Plan will remain in effect until terminated by the Board. If required by Section 162(m) of the Code, the Key Employee Plan will be periodically resubmitted to the Company's shareholders for approval.

  A prior version of the Key Employee Plan has been in effect since 1997. If the amended Key Employee Plan is approved by the shareholders, the first Plan Year under the amended plan will be 2001. All of the Participants in the Key Employee Plan for 2001 are shown in the table below. The bonus awards for 2001 will be based on the Performance Criteria of revenue, return on equity, and net income. The maximum bonus amounts that may be payable to Participants for 2001 are shown in the table below. The Performance Units awarded for 2001 will be based on the Performance Criteria of net income and total return to shareholders. The target number of Performance Units is shown on the table below. The maximum number of Performance Units is twice the target number.

                               New Plan Benefits

                        FBR Key Employee Incentive Plan

                                                Maximum Annual Performance Units
      Name and Position                         Bonus Payment      At Target
      -----------------                         -------------- -----------------
      Emanuel J. Friedman......................   $2,400,000        110,000
      Chairman and
      Co-Chief Executive Officer
      Eric F. Billings.........................   $2,400,000        110,000
      Vice Chairman and Co-Chief Executive
      Officer

                                    ITEM 3.

        APPROVE THE FBR NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.

  The Board of Directors recommends a vote FOR the FBR Non-Employee Director Stock Compensation Plan.

  The purpose of the FBR Non-Employee Director Stock Compensation Plan (the "Director Plan") is to encourage non-employee directors of the Company ("Directors") to increase their ownership of the Company's

Common Stock. The following summary of the material aspects of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is set forth as Exhibit C to this Proxy Statement.

  The Director Plan provides for the granting of stock options and for Directors to have an election to receive a portion of their Board fees in the form of restricted stock units ("Units"). Each Unit represents the right to receive one share of Common Stock after vesting. The Plan also provides Directors with an opportunity to elect to defer payment with respect to their Units when they become vested and to defer the receipt of other Board fees.

  A prior version of the Director Plan has been in effect since 1997 and provided for the issuance of stock options. The restated Director Plan continues the same provisions for stock options and is expanded to include the provisions for restricted stock units.

  The Board of Directors believes that substantial benefits would accrue to the Company from the changes to the Director Plan. The Director Plan would encourage Directors to elect to have up to 50% of their Board fees paid in the form of Units, for the purpose of investing in the future performance of the Company. In this way, the interests of the Directors would be aligned even more closely with the proprietary interests of the Company's shareholders.

Eligibility

The Director Plan is open to members of the Board of Directors who are not employees of the Company. The current eligible members are Daniel J. Altobello, Wallace L. Timmeny, and Mark R. Warner. Each fiscal year constitutes a "Plan Year."

Option Grants

  When a new person first becomes a Director, the Director receives a grant of a stock option ("Option") to purchase 10,000 shares of Common Stock. A Director receives an additional Option to purchase 3,000 shares on the date after each annual meeting of shareholders. The exercise price of the Options is the Fair Market Value of the Common Stock on the grant date.

  The Option can be exercised after the first anniversary of the grant date. The Option generally remains exercisable for ten years after the grant date. If a director ceases to serve on the Board, then the Option remains exercisable for five years after the date his service ceases, but not beyond the tenth anniversary of the date of grant.

Purchase of Restricted Stock Units with Fees

  If approved by shareholders, the restated Director Plan would allow Directors to elect to have up to 50% of their Board fees for each Plan Year paid in the form of Units rather than in cash. The remaining portion of the Director's fees would be paid in cash.

 Price of Units

  To encourage Directors to participate in the Plan, the Company provides the Units at a discount from the current market price of the Common Stock. Directors may use up to 50% of their Board fees to "purchase" Units at a discounted price. With respect to the first two Plan Years, beginning January 1, 2001, the price of a Unit would be 67% of market price. During the third and fourth Plan Years, the price of a Unit would be 75% of market price. For each subsequent Plan Year, the price of a Unit would be 80% of market price. The discounted price would be based upon the closing price of a share of the Common Stock as reported for New York Stock Exchange composite transactions on the prior day.

 Vesting Of Units

  The Units would vest three years after a purchase if the Director remains a member of the Board at that date. The Units would also vest if the Director ceases to be on the Board due to death, disability or Involuntary

Termination. If a Director voluntarily terminates or is terminated for cause, the Director would vest in the lesser of the deferred fee amount or the current value of the Common Stock.

  The Director would receive a share of unrestricted Common Stock following the vesting of a Unit unless the Director has previously elected to defer receipt of the Unit (see below).

  If there is a "Change in Control" of the Company (as defined in the Director
Plan), then, all Units would vest and the number of shares of Common Stock represented by such Units would be distributed to the Directors.

Deferral Provisions

  A Director would be able to defer receipt of Units when vested or of his or her cash Board fees. A holder of Units may, while still a Director, elect to defer his or her receipt of Common Stock in payment for vested Units. Commencement of payment of the Common Stock may be deferred until either (1) the calendar year following the date of termination of service as a Director, or (2) any earlier year more than three years after the fees are earned. However, payments must begin within ten years after the fees are earned. Payments must be completed no later than ten years after the calendar year following the date of termination of service as a Director.

  A Director could also elect to defer the receipt of cash Board fees. The deferral would have to be made before the start of a Plan Year. The cash fees would be deferred to a deemed investment account as selected by the Director from permissible deemed investments selected by the Board. The deemed investments may include Company Common Stock. The Director could elect to receive the deferred amount (with earnings or losses) over a period of up to 10 years. Deferred amounts could be paid in a lump sum or installments as elected by the Director.

Additional Information Concerning the Director Plan

  Units are not transferable and confer upon their holders none of the voting and other rights of shareholders of the Company. A holder of Units and a Director who defers receipt of Common Stock or fees would have the status of a general unsecured creditor of the Company with respect to his or her right to receive benefits under the Plan.

  Up to 200,000 shares of Common Stock may be distributed under the Director Plan. This includes 68,000 shares that are subject to previously issued Options under the existing plan. Such shares may be authorized and unissued shares or shares purchased on the open market by the Company. The number of shares of Common Stock would be adjusted in the event of stock splits, stock dividends, recapitalizations, mergers, or similar changes affecting the Common Stock.

  The Board of Directors may amend or terminate the Director Plan at any time. No amendment or termination of the Plan may adversely affect a Director's rights with respect to any Options or Units previously credited to his or her account or deferred Common Stock or cash, except with the written consent of such holder.

Federal Income Tax Consequences

  A Director generally is not required to recognize income on the grant of an Option. Instead, ordinary income generally is required to be recognized on the date the Option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the Common Stock on the exercise date over the exercise price.

  The Director Plan is designed taking into account provisions of the Internal Revenue Code under which compensation paid in the form of restricted stock units does not constitute income for tax purposes when the Units are issued. Under those provisions of the Code, Directors would have taxable income when their Units have vested and shares of Common Stock are issued to the Director in substitution for the vested Units. The amount of taxable income is equal to the then market value of the Common Stock issued to the Director.

  If a Director subsequently sells any Common Stock he or she acquired under the Plan, the Director would realize capital gain (or loss) to the extent the sales price exceeds (or is less than) the fair market value of the shares on the day he or she received the shares. The capital gain (or loss) would be long-term if the Director holds the shares for more than one year, and would be short-term otherwise.

  If the Director defers the receipt of the Common Stock or cash fees, the Director would be taxable at the time when the Common Stock or fees are received. The Director is taxable on the fair market value of the Common Stock at the time of receipt.

  Subject to applicable limitations, the Company is allowed a deduction equal to the amount of income taxable to the Director. The Company's deduction is available at the time of each issuance of Common Stock under the Director Plan whether through vesting of a Unit or exercise of an Option. The Company's deduction at that time would equal the amount of the Director's taxable income.

Options Granted

  The following table sets forth information, to the extent presently determinable, with respect to the options that will be credited under the Director Plan during the Plan Year ending December 31, 2001. Because the existing Director Plan provides for option grants, these options would be granted regardless of shareholder approval. Because the Units would be issued based on deferral elections by Directors, the number of Units to be issued is not currently determinable.

                               New Plan Benefits

               FBR Non-Employee Director Stock Compensation Plan

             Name and Position                                 Number of Options
             -----------------                                 -----------------
             Daniel J. Altobello..............................       3,000
             Director
             Wallace L. Timmeny...............................       3,000
             Director
             Mark R. Warner...................................       3,000
             Director

                                    ITEM 4.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Anderson LLP.

  The Board of Directors has selected the firm of Arthur Anderson LLP to audit the Company's consolidated financial statements for 2001, and recommends to the shareholders ratification of the appointment of Arthur Anderson LLP as independent auditors for 2001. If this resolution is defeated, the Board of Directors will reconsider its selection. A representative of Arthur Anderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

  Audit Fees. The aggregate fees billed for professional services rendered to the Company by Arthur Andersen LLP during 2000 in connection with the audit of the Company's financial statements for 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for 2000 were $421,800. This amount includes fees related to the Company and its consolidated and non-consolidated subsidiaries and investments.

  Financial Information Systems Design and Implementation Fees. During 2000, no professional services were rendered to the Company by Arthur Andersen LLP relating to financial information systems design and implementation.

  All Other Fees. The aggregate fees billed for all other professional services rendered to the Company by Arthur Andersen LLP during 2000, which services related to tax compliance and tax consulting, were $174,985. This amount includes fees related to the Company and its consolidated and non-consolidated subsidiaries and investments.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  The Board of Directors does not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgement.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Company's 2000 Annual Report to Shareholders is enclosed with this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  A shareholder who wishes to introduce a proposal for consideration at the Company's 2001 Annual Meeting may seek to have that proposal included in the Company's proxy statement pursuant to U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the proposal must be received at the Company's principal executive offices not later than December 31, 2001 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

  A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with applicable state law and the Company's Bylaws. The Company's Bylaws provide that any such proposals or nominations for the Company's 2002 Annual Meeting must be received by the Company no earlier than February 7, 2002, and no later than March 9, 2002. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company's Bylaws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

                                                                      EXHIBIT A

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. MEMBERSHIP

  The Audit Committee shall be comprised of three or more directors appointed by the Board of Directors, one of whom shall be designated by the Board as Chairman. Each member of the Audit Committee shall be an "independent" director within the New York Stock Exchange definition of "independence" as determined by the Board. Each member of the Audit Committee must be financially literate, and at least one member shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board in its business judgment.

II. MEETINGS

  The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally at least three times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

III. DUTIES AND RESPONSIBILITIES

  The Audit Committee is appointed to assist the Board of Directors in monitoring the Company's financial reporting process, and the independence and performance of the Company's independent auditors. Specifically, the Audit Committee shall:

 Independent Auditor

1. Recommend to the Board of Directors the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

2. Review the written statement from the independent auditor, provided pursuant to Independent Standard Boards Standard No. 1, concerning any relationships that may adversely affect the independence of the auditor and discuss such statement with the auditor.

3. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

 Financial Reporting Processes

4. Review with management and the independent auditor the results of any significant matters identified by the independent auditor as a result of its interim review procedures with respect to the Company's quarterly financial statements. If so designated by the Audit Committee, the Committee Chairman may perform this responsibility on behalf of the Audit Committee.

5. Meet with the independent auditor prior to the audit to review its audit procedures, including the scope, fees and timing of the audit.

6. Review with the independent auditor and management the annual audited financial statements, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

 7. Review with the independent auditor the results of the annual audit examination and any management letter provided by the auditor and the Company's response to that letter.

 8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 9. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

10. Review with the Company's Chief Legal Officer legal matters that may have a material impact on the financial statements, and any significant reports or inquiries received from regulators or governmental agencies.

11. Meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

12. Meet at least annually with the internal auditor in executive session. The internal auditor shall report directly to the Audit Committee.

13. Review with the independent auditor the Company's overall accounting and financial controls.

 Other Matters

14. Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

15. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16. Be available to the independent auditor during the year, as may be requested by the independent auditor.

IV. GENERAL

  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, or to assure compliance with laws, regulations, the Company's Compliance and Supervisory Procedures Manual or the Company's Employee Handbook.

                                                                      EXHIBIT B

                        FBR KEY EMPLOYEE INCENTIVE PLAN

                 (amended and restated as of January 1, 2001)

 1. Purpose. The purpose of the FBR Key Employee Incentive Plan (the "Plan") is to promote the financial interests and growth of Friedman, Billings, Ramsey Group, Inc. (the "Company") and its subsidiaries, by (i) attracting and retaining employees possessing outstanding ability; and (ii) motivating such employees by means of performance-related incentives.

 2. Definitions. The following definitions are applicable to the Plan:

    (a) "Award" means the grant of a Bonus or the grant of a Performance Unit.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Bonus" means a cash payment under Section 5.

    (d) "Committee" means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as an outside director for purposes of Code Section 162(m), the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

    (e) "Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

    (f) "Participant", means each key employee of the Company and its subsidiaries who is selected by the Committee to participate in the Plan.

    (g) "Performance Criteria" means one or more of the following criteria: revenue, revenue growth; earnings per share (including or excluding nonrecurring items and/or extraordinary items); return on equity; stock price; net income (including or excluding nonrecurring items and/or extraordinary items), cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; free cash flow; return on assets; return on capital employed; return on investment; or total return to shareholders.

    (h) "Performance Goal" means an objectively determinable Performance Goal established by the Committee with respect to an Award that relates to one or more Performance Criteria.

    (i) "Performance Units" means a unit with a value equal to a share of Common Stock.

    (j) "Plan Year" means the fiscal year of the Company.

 3. Administration. The Plan shall be administered by the Committee. The Plan shall be granted and administered to comply with the requirements of Internal Revenue Code section 162(m). Subject to the express provisions of the Plan, the Committee shall have authority to:

      (i) select the Participants who will receive Awards under the Plan;

      (ii) determine the size of the Awards to be made under the Plan subject to Section 7 hereof; and

      (iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

 4. Participation. Participants in the Plan shall be selected for each Plan Year by the Committee from those key employees of the Company and its subsidiaries who have contributed, or have the capacity for contributing, in a substantial measure to the successful performance of the Company and/or its subsidiaries and lines of business for that Plan Year. The Committee shall receive the recommendation of the Company's chief executive officer for Participants other than the chief executive officer. No such employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, to be entitled automatically to an Award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

 5. Performance Goals for Bonuses.

    (a) The Committee shall establish Performance Goals and target Bonuses for each Participant. Any Award shall be made not later than 90 days after the start of the period for which the Award relates and shall be made prior to the completion of 25% of such period. The Company's chief executive officer shall make recommendations for Performance Goals and target Bonuses for Participants other than the chief executive officer. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award, and Plan Year to Plan Year.

    (b) The Performance Goals for a Plan Year shall be selected by the Committee from the Performance Criteria. Such Performance Goals may relate to the Company or to its lines of business or subsidiaries. As determined by the Committee, any Performance Goal shall be calculated in accordance with the Company's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee that is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Goals.

    (c) All calculations of actual payments under a Bonus Award shall be made by the Committee and the Committee shall certify after the end of the Plan Year the extent, if any, to which the Performance Goals have been met. Except as provided in Section 8(b) below, Bonus Awards earned under the Plan shall be paid as promptly as practicable after certification of the Bonus by the Committee. Bonuses will be paid in cash, Common Stock or both, as determined by the Committee.

 6. Performance Units.

    (a) Performance Units may be awarded either alone or in addition to other Awards under the Plan. The Committee shall determine the time when Performance Units shall be awarded, the number of Performance Units to be awarded to any Participant, the duration of the Award cycle and other terms and conditions of the Award.

    (b) The Committee shall establish Performance Goals and the number of Performance Units for each Award. Any Award shall be made not later than 90 days after the start of the period for which the Award relates and shall be made prior to the completion of 25% of such period. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award, and Plan Year to Plan Year.

    (c) The Performance Goals may be for one or more Plan Years and shall be selected by the Committee from the Performance Criteria. Such Performance Goals may relate to the Company or to its lines of business or subsidiaries. As determined by the Committee, any Performance Goal shall be calculated in accordance with the Company's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee that is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Goals.

    (d) At the expiration of the Award cycle for a Performance Unit, the Committee shall determine the number of Performance Units that have been earned. The Participant shall then be entitled to a cash payment equal to the fair market value of the Common Stock equal to the number of Performance Units earned.

 7. Awards. The maximum annual Bonus payable to a Participant for a Plan Year plus the value of Performance Units awarded in a Plan Year to the Participant shall not exceed $15,000,000. Upon recommendation of the Company's chief executive officer for Participants other than the chief executive officer, the Committee in its discretion may reduce or eliminate Awards earned by any Participant in any Plan Year.

 8. Additional Payment Provisions.

    (a) All payments made in Common Stock under the Plan shall be made through the shares of Common Stock reserved under the FBR Stock and Annual Incentive Plan.

    (b) Subject to such terms and conditions as the Committee may determine, the Committee may provide that the Participant may make a prior election to defer the payment of a Bonus or payment of Performance Units. The deferral may include a deferral that provides the opportunity to receive Common Stock or stock equivalents under other plans or programs of the Company. The Committee shall have the right to require that payment of all or any portion of an earned Award be deferred until such time or times as the Committee, in its discretion, shall determine.

 9. Termination of Employment. Awards for Participants who terminate employment prior to the end of a Plan Year or an Award cycle for Performance Units shall be paid on a pro rata basis, unless the Committee exercises its discretion to pay a smaller amount.

 10. No Rights to Awards or Employment. No employee of the Company or its subsidiaries or any other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its subsidiaries.

 11. Withholding Tax. The Company shall deduct from all amounts paid any Federal, state or local taxes required by law to be withheld with respect to such payments.

 12. Discretion of Committee. Any decision made or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Committee, and shall be conclusive and binding upon all persons.

 13. Absence of Liability. No member of the Board or of the Committee nor any officer of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

 14. No Segregation of Cash. The Company shall not be required to segregate any cash or any other assets which may at any time be represented by Awards credited to a Participant and the Plan shall constitute an "unfunded" plan of the Company. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

 15. Inalienability of Benefits and Interests.

    (a) Except as expressly provided by the Committee and subsection (b) of this Section 15, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void.

    (b) The provisions of subsection (a) of this Section 15 shall not apply to an assignment of a payment due after the death of the Participant by the deceased Participant's legal representative or beneficiary if such assignment is made for the purposes of settling the affairs of such deceased Participant.

 16. Amendment or Termination. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that to the extent required by Code Section 162(m), no change shall be made that changes the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. To the extent required by Code
Section 162(m), the Plan shall be periodically resubmitted to the shareholders of the Company for reapproval. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted.

 17. Effective Date. The Plan was originally effective as of January 1, 1998. The amended and restated Plan is effective as of January 1, 2001.

 18. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws.

                                                                      EXHIBIT C

               FBR NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                (as amended and restated as of January 1, 2001)

 1. Purpose. The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

 2. Definitions

    (a) "Applicable Percentage" is 67% from January 1, 2001 until December 31, 2002, 75% from January 1, 2003 until December 31, 2004, and 80% after December 31, 2004.

    (b) "Award" shall mean an award of Stock Options as contemplated by
Section 7, or an award of Restricted Stock Units as contemplated by Section 8.

    (c) "Award Date" shall mean the date on which a Restricted Stock Unit is issued in lieu of a Fee that would otherwise be payable to the Non-Employee Director.

    (d) "Beneficiary" shall mean a Beneficiary or Beneficiaries designated by the Non-Employee Director under Section 11.

    (e) "Board" shall mean the Board of Directors of the Company.

    (f) "Change in Control" shall mean the happening of any of the following events:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
  Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition, or (v) any acquisition by Emanuel Friedman, Eric Billings or W. Russell Ramsey (the "Founders") or any entity that is controlled by one or more of the Founders (the "Founder Affiliates");

       (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) will beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

    (h) "Committee" shall mean the Compensation Committee or any other Committee of the Board designated by the Board to administer the Plan that shall consist of at least two members appointed from time to time by the Board. Each Committee member must qualify as a "non-employee director" as defined in Reg. (S)240.16b-3(b)(3) (or any successor rule) of the Exchange Act.

    (i) "Common Stock" shall mean the Class A common stock, $.01 par value, of the Company.

    (j) "Company" shall mean Friedman, Billings, Ramsey Group, Inc., a Virginia corporation.

    (k) "Cost" shall mean the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Award Date.

    (l) "Deferral Period" shall mean a period of time (expressed in whole months) beginning on the Award Date and lasting at least 36 months. The Non-Employee Director shall elect the Deferral Period.

    (m) "Fair Market Value" shall mean, as of any given date, the closing price of the Common Stock reported in the Wall Street Journal for the day prior to such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then for the last preceding day on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, Fair Market Value shall be determined by such other source as the Committee may select.

    (n) "Fees" shall mean the annual retainer fee and meeting fees for a Non-Employee Director in connection with his or her service on the Board for any Plan Year.

    (o) "Involuntary Termination" shall mean a Director's termination of Board membership other than his voluntary termination, his failure to stand for reelection, or a termination for cause (as determined under Section 15).

    (p) "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company.

    (q) "Plan" shall mean the Friedman, Billings, Ramsey Group, Inc. Non-Employee Director Stock Compensation Plan.

    (r) "Plan Year" shall mean the fiscal year of the Company.

    (s) "Restricted Stock Unit" or "RSU" shall mean a bookkeeping entry representing the right to receive a share of Common Stock (or a cash payment equal to the Fair Market Value of a share of Common Stock) at some future date.

    (t) "Stock Option" shall mean a stock option that does not qualify under Code Section 422.

 3. Eligibility. Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not be entitled to additional Stock Options or Awards under the Plan, but shall retain all Options and Awards granted pursuant to the terms of the Plan prior to the date that the Non-Employee Director becomes an employee of the Company.

 4. Shares Subject to the Plan. The maximum number of shares of Common Stock that shall be reserved and available for use under the Plan shall be 200,000, subject to adjustment pursuant to Section 16. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.

 5. Duration of Plan. Unless earlier terminated pursuant to Section 13, this Plan shall automatically terminate on, and no grants, awards or elections may be made after, December 31, 2010, other than the exercise of outstanding Stock Options and the payment of Restricted Stock Units for Fees earned prior to such date.

 6. Administration. The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

 7. Stock Options

    (a) Initial Grants. Each person who first becomes a Non-Employee Director shall be granted a Stock Option to purchase 10,000 shares of Common Stock as of the date such person is elected or appointed to the Board; provided, that no such grant shall be made to a Non-Employee Director who received an option grant as an employee of the Company during the two-year period immediately preceding such election or appointment to the Board.

    (b) Annual Grants. A Stock Option to purchase 3,000 shares of Common Stock shall be granted to each Non-Employee Director automatically on the first business day following the Company's Annual Meeting of Shareholders for such year. Grants under this Section 7(b) shall be in addition to any grants of Stock Options under Section 7(a).

    (c) Option Price. Options granted under Sections 7(a) or 7(b) shall be exercisable at a price per share equal to Fair Market Value on the grant date.

    (d) Exercisability. A Stock Option shall vest and become exercisable on the first anniversary of the grant date. In the event a Non-Employee Director's membership on the Board terminates before a Stock Option has vested (other than for "cause" as described in Section 15), then any such unvested Stock Option granted to such Non-Employee Director shall be vested.

    (e) Term. Subject to the remaining provisions of this subsection (e), each vested Stock Option shall remain exercisable for ten years after the date of grant. In the event a Non-Employee Director's membership on the Board terminates for reasons other than "cause", each vested Stock Option shall remain exercisable until the earlier of the fifth anniversary of the date of termination of the Non-Employee Director's membership on the Board or the tenth anniversary of the date of the grant. If a Non-Employee Director's membership on the Board is terminated for "cause", any unvested Stock Option then held by the Non-Employee Director shall be canceled as described in Section 15. In no event may a Stock Option be exercised after the tenth anniversary of the date of grant.

    (f) Pro Rata Grants. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

 8. Purchases of Restricted Stock Units

    (a) Each Non-Employee Director shall be entitled to elect to receive up to 50% of his Fees as an award of RSUs. RSUs shall be awarded to Non-Employee Directors based on the Cost of Common Stock. To receive an RSU, a Non-Employee Director shall complete an election form. The election form shall provide that the Non-Employee Director elects to receive RSUs in lieu of a specified portion of his Fees. Such portion may be expressed as a specified percentage of up to 50% (in whole percentages) of the actual Fees. Each election form shall specify a Deferral Period with respect to the RSUs to which it pertains. The Company must receive election forms prior to the first day of the Plan Year for which such Fees will be paid, except that an initial election may be made for the portion of the 2001 Plan Year following the Company's 2001 annual meeting of shareholders.

    (b) The Company shall issue RSUs on each Award Date to each Non-Employee Director who has made an election. Each Non-Employee Director shall be credited with a whole number of RSUs determined by dividing (i) the amount of the Fees to be received as an award of RSUs under Section 8(a) by (ii) the Cost of a share of Common Stock on the Award Date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid to the Non-Employee Director in cash.

    (c) On each election, a Non-Employee Director shall elect a Deferral Period that shall be at least 36 months after the Award Date but not more than 10 years after the Award Date, and shall in no event extend past the date the Non-Employee Director ceases to be a member of the Board.

    (d) A holder of RSUs shall not be entitled to voting rights on any Shares to which the RSUs relate. The fair market value of an RSU on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

 9. Vesting and Payment of Restricted Stock Units

    (a) A Non-Employee Director shall be fully vested in each RSU 36 months after the Award Date pertaining to that RSU provided that the Non-Employee Director has remained a Director for that entire 36-month period. In the event that a Non-Employee Director dies or becomes disabled (as determined by the Committee) before the end of the 36-month period after the Award Date of any RSU, but while still a Director, the Non-Employee Director shall become fully vested in all his RSUs at that time. In the event that Non-Employee Director ceases to be a Director following a Change in Control before the end of the 36-month period after the Award Date of any RSU, the Non-Employee Director shall become fully vested in all RSUs.

    (b) With respect to each vested RSU, the Company shall issue to the Non-Employee Director one share of Common Stock as soon as practicable after the end of the Deferral Period or, if earlier, the date the Non-Employee Director ceases to a member of the Board.

    (c) If a Non-Employee Director ceases to be a member of the Board for reasons other than death, disability, or Involuntarily Termination, the Non-Employee Director's nonvested RSUs shall be canceled, and he shall receive as soon as practicable after his ceasing to be a member of the Board a cash payment equal to the lesser of:

      (i) an amount equal to the number of those RSUs awarded on each Award Date multiplied by the respective Cost of those RSUs; or

       (ii) an amount equal to the number of those RSUs multiplied by the aggregate Fair Market Value of those RSUs on the date of the Non-Employee Director's ceasing to be a member of the Board.

    (d) Subject to Section 9(a), if a Non-Employee Director's membership on the Board terminates as a result of an Involuntary Termination, the Non-Employee Director's nonvested RSUs shall be cancelled and he shall receive payment as soon as practicable following his Involuntary Termination as described below:

      (i) The number of nonvested RSUs awarded on each Award Date shall be multiplied by a fraction, the numerator of which is the number of full months since the Award Date and the denominator of which is 36; and the Non-Employee Director shall receive the resulting number of such RSUs in shares of Common Stock.

      (ii) With respect to the Non-Employee Director's remaining nonvested RSUs, the Non-Employee Director shall receive cash in an amount equal to the lesser of (A) the number of such RSUs awarded on each Award Date multiplied by the respective Cost of those RSUs or (B) the number of those RSUs multiplied by the Fair Market Value of those RSUs on the date of the Non-Employee Director's termination of Board membership.

    (e) The Committee shall have complete discretion to determine the reasons for a Non-Employee Director's termination of membership on the Board including whether the same results from Involuntary Termination or disability and the Committee's determination shall be final and binding on all parties and not subject to review or challenge by any Non-Employee Director or other person.

 10. Deferrals of Fees.

    (a) A Non-Employee Director may elect to defer the payment of some or all of the Fees payable to a Non-Employee Director by completing a deferral election. A deferral election shall pertain to all Fees payable during a Plan Year. A deferral election must be in writing and be delivered prior to the start of the Plan Year to which it pertains, except that an initial deferral election may be made for the portion of the 2001 Plan Year following the Company's 2001 annual meeting of shareholders. A deferral election must specify the applicable amount or percentage of Fees that the Non-Employee Director wishes to defer. A deferral election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. A deferral election shall be irrevocable in respect to the Plan Year to which it pertains. A revocation of a deferral election for a future Plan Year must be in writing and shall be effective as of the first day of the next Plan Year after the revocation is made.

    (b) The Board shall establish one or more permissible deemed investments for the deferred Fees, which may include Company Common Stock. A Non-Employee Director may select from the permissible deemed investments under such procedures as are established by the Board. With respect to all amounts for which a deferral election is made, the Company shall credit an equal deemed amount to the Non-Employee Director's fee deferral account when the Fees otherwise would have been payable to the Non-Employee Director. Deemed earnings and losses shall be credited to the fee deferral account established for the Non-Employee Director based on the selected deemed investments. The Board shall establish the method or methods for crediting earnings and losses to fee deferral accounts, in its discretion.

    (c) For purposes of the Plan, a fee deferral account means a bookkeeping record on the books of the Company established for each Non-Employee Director who makes a fee deferral. A fee deferral account shall be established only for purposes of measuring the Company's obligation to the Non-Employee Director and not to segregate assets or to identify assets that may be used to satisfy the obligation.

    (d) A deferral election shall provide for payment of the Non-Employee Director's fee deferral account at a future date or dates elected by the Non-Employee Director. Payments of the fee deferral account must commence no later than the first Plan Year after the Non-Employee Director ceases to be a member of the Board. Payments of the fee deferral account shall be made over a period of up to 10 years and shall be made no more frequently than annually. In absence of an effective election, the fee deferral account will be paid in a lump sum in the first

Plan Year after the Non-Employee Director ceases to be a member of the Board. In addition, the Non-Employee Director may elect to receive payment of the fee deferral account in a single lump sum payment upon the occurrence of a Change in Control in lieu of any other form that would otherwise be payable pursuant to a prior election. The single lump sum payment shall be paid in cash as soon as practicable after the Change in Control occurs. Except for an election made at the time of the Non-Employee Director's first deferral election which shall be immediately effective, any election by the Non-Employee Director as to the date or form of payment shall be effective six months after it is made.

    (e) To the extent of undistributed amounts in a Non-Employee Director's fee deferral account at the Non-Employee Director's death, the Non-Employee Director's beneficiary shall continue to receive payments in the form elected by the Non-Employee Director unless, within 30 days of the Non-Employee Director's death, the beneficiary elects to take a lump sum payment. The lump sum payment shall be paid in cash as soon as practicable after such election is received by the Company. In addition, a beneficiary may elect to receive the balance of any unpaid benefit in a single lump sum payment upon the occurrence of a Change in Control in lieu of the benefit that would otherwise be payable. The single lump sum payment shall be paid in cash as soon as practicable after the Change in Control occurs.

 11. Designation of Beneficiary. A Non-Employee Director may designate one or more Beneficiaries to receive any payments or shares of Common Stock payable in the event of his death. A designation of Beneficiary shall apply to a specified percentage of a Non-Employee Director's entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of Beneficiary, or if no Beneficiary survives the Non-Employee Director, the Non-Employee Director's estate shall be deemed to be the Beneficiary.

 12. Transferability. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order, as defined in the Code or
(iii) in the Committee's discretion, pursuant to a gift to such optionee's immediate family members directly or indirectly, or by means of a trust, partnership or limited liability company. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee, or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative, beneficiary, or transferee. No Restricted Stock Unit shall be transferable by the optionee other than by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation.

 13. Amendment and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Award theretofore granted without such person's consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement. The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

 14. Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding and not then exercisable or vested and any Restricted Stock Units not then vested as of the date such Change in Control is determined to have occurred, shall become fully exercisable and vested.

 15. Effect of Termination for Cause. If a Non-Employee Director incurs a termination of membership on the Board for cause, such Non-Employee Director's unvested Stock Options and unvested Restricted Stock Units shall be automatically canceled immediately and he shall receive a cash payment as described in Section 9(c).

Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (i) the conviction of the Non-Employee Director for commission of a felony under Federal law or the law in the state in which such action occurred, or (ii) dishonesty in the course of fulfilling the Non-Employee Director's duties as a director.

 16. Adjustments Upon Changes in Capitalization. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, the number and kind of shares subject to Stock Options or Restricted Stock Units in the number, kind and option price of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

 17. Effectiveness of Plan. The Plan originally became effective on December 23, 1997. The restated Plan is effective as of January 1, 2001, subject to approval of the Company's shareholders.

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                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 7, 2001

   The undersigned hereby appoints Kurt R. Harrington, William J. Ginivan and Mary A. Sheehan as Proxies, with full power to act without the others and each with power of substitution, and hereby authorizes them to represent and to vote, as designated on this card, all shares of Common Stock of FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (the "Company") held of record by the undersigned on April 12, 2001, at the Annual Meeting of Shareholders to be held on June 7, 2001 or any adjournment thereof.

                  (continued and to be signed on other side)

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                                                                    SEE REVERSE
                                                                        SIDE
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             \/ Please Detach and Mail in the Envelope Provided \/
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      Please mark your
A [X] vote as in this
      example.


                               WITHHOLD
                           AUTHORITY to vote
                    FOR    for all nominees
1. Election of
   Directors        [ ]          [ ]           Nominees:  Emanuel J. Friedman
                                                          Eric F. Billings
                                                          W. Russell Ramsey
FOR all nominees listed (except as marked to the          Daniel J. Altobello
contrary below.)                                          Wallace L. Timmeny
                                                          Mark R. Warner
------------------------------------------------
                                                FOR      AGAINST     ABSTAIN
2. Proposed to approve the FBR Key Employee     [ ]        [ ]         [ ]
   Incentive Plan.

3. Proposal to approve the FBR Non-Employee     [ ]        [ ]         [ ]
   Director Stock Compensation Plan.

4. Proposal to ratify the selection of Arthur   [ ]        [ ]         [ ]
   Andersen LLP to serve as the Company's
   independent auditors for fiscal 2001.

5. In their discretion, upon such other         [ ]        [ ]         [ ]
   business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION. THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION, AND FOR PROPOSALS 2,3 AND 4. STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

Signature:                                            Date:
          ----------------------------------------         --------------------

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, sign the full corporate name by a duly authorized officer.
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